LAURUS MASTER FUND, LTD.
                       c/o Laurus Capital Management, LLC
                                825 Third Avenue
                            New York, New York 10022


January 9, 2006

Thomas Equipment, Inc.
Thomas Ventures, Inc.
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202
Attention:   David Marks

               Re:  Amendment to Security and Purchase Agreement

Ladies and Gentlemen:

         Reference is made to the Security and Purchase Agreement dated as of November 9, 2004 (as amended, restated, modified and supplemented from time to time, the "Agreement") among Thomas Equipment, Inc. (f/k/a Maxim Mortgage Corporation) ("Thomas Equipment") and Thomas Ventures, Inc. ("Thomas Ventures") (Thomas Equipment and Thomas Ventures, each a "Company" and collectively, "Companies") and Laurus Master Fund, Ltd. ("Laurus"). Capitalized terms used herein that are not defined shall have the meanings given to them in the Agreement.

         Companies have requested that Laurus amend the Agreement and Laurus is willing to do so on the terms and conditions set forth below.

         In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         Subject to satisfaction of the conditions precedent set forth below, the Agreement is hereby amended as follows:

             (a) Section 2(d) of the Agreement is hereby amended in its entirety to provide as follows:

                 "(d)  Term Loans.

                       (i) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus shall make a term loan (the "Closing Date Term Loan") to Company and the Eligible Subsidiaries in an aggregate amount equal to $6,000,000. The Closing Date Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable in consecutive monthly installments of principal commencing on July 1, 2005 and on the first day of each month thereafter, subject to acceleration upon the occurrence of an Event of Default or termination of this Agreement. The first twenty-eight principal installments shall each be in the amount of $206,896 and the twenty-ninth and final installment shall be in an amount equal to the unpaid principal balance of the Closing Date Term Loan plus all accrued and unpaid interest thereon. The Closing Date Term Loan shall be evidenced by the Closing Date Secured Convertible Term Note.

                       (ii) Subject to the terms and conditions set forth herein
             and in the Ancillary Agreements, Laurus shall make a term loan (the "Second Term Loan") to Company and the Eligible Subsidiaries in an aggregate amount equal to $1,900,000. The Second Term Loan shall be advanced on February 28, 2005 and shall be, with respect to principal, payable in consecutive monthly installments of principal commencing on July 1, 2005 and on the first day of each month thereafter, subject to acceleration upon the occurrence of an Event of Default or termination of this Agreement. The first twenty-eight principal installments shall each be in the amount of $65,517 and the twenty-ninth and final installment shall be in an amount equal to the unpaid principal balance of the Second Term Loan plus all accrued and unpaid interest thereon. The Second Term Loan shall be evidenced by the Second Secured Convertible Term Note.

                       (iii) Subject to the terms and conditions set forth
             herein and in the Ancillary Agreements, Laurus shall make a term loan (the "Third Term Loan" and together with the Closing Date Term Loan and the Second Term Loan, each a "Term Loan" and collectively the "Term Loans") to Company and the Eligible Subsidiaries in an aggregate amount equal to $4,640,000. The Third Term Loan shall be advanced on January 6, 2006 and shall be payable in full together with all accrued and unpaid interest thereon and all other amounts due and owing with respect thereto, subject to acceleration upon the occurrence of an Event of Default or termination of this Agreement, upon the earlier of (A) July 6, 2006 and (B) the consummation of any offering of Thomas Equipment's Common Stock to a Person other than Laurus."

             (b) Section 13(e) of the Agreement is hereby amended in its entirety to provide as follows:

                 "(e) Use of Funds. It will use the proceeds of the Loans only to fund the transactions contemplated by the Acquisition Documentation and for working capital purposes. Notwithstanding anything herein to the contrary, it will use the proceeds of the Third Term Loan solely to pay (i) outstanding accounts payable owing to its suppliers, (ii) for the purchase of materials and parts, and (iii) employee gross wages, taxes and benefits. A breach of this Section shall constitute an automatic Event of Default, subject to no grace or cure period.

             (c) the following definitions in Annex A to the Agreement are hereby amended in their entirety to provide as follows:

                       "Inventory Availability" means the amount of Loans
             against Eligible Inventory Laurus may from time to time make available to Company Agent up to fifty percent (50%) of the value of Company's, the Eligible Subsidiaries' and Thomas Canada's Eligible Inventory (calculated on the basis of the lower of cost or market, on a first-in first-out basis).

                       "Notes" means each of the Minimum Borrowing Notes, the
             Revolving Note, the Secured Convertible Term Notes and the Third Term Note made by Company and each Eligible Subsidiary in favor of Laurus in connection with the transactions contemplated hereby, as the same may be amended, modified and supplemented from time to time, as applicable.

                       "Term Loans" has the meaning set forth in Section
             2(d)(iii).

                       "Total Investment Amount" means $34,540,000.

             (c) the following definition is hereby added to Annex A to the Agreement in its appropriate alphabetical order:

             "Third Term Note" means the Secured Term Note made by Company and each Eligible Subsidiary in favor of Laurus in the aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,640,000).

         This letter agreement shall become effective upon satisfaction of the following conditions precedent: Laurus shall have received (i) a management fee for the benefit of Laurus Capital Management, LLC in the amount of $140,000 which fee shall be charged to Companies' account with Laurus, be fully earned as of the date hereof and shall not be subject to reduction, rebate or proration whatsoever, (ii) a commitment fee in the amount of $500,000 in consideration of Laurus reserving capital, at the request of Companies, in the amount of Four Million and Five Hundred Thousand Dollars ($4,640,000) through January 9, 2005 in order to advance the Third Term Loan to the Companies in accordance with the terms hereof which fee shall be charged to Companies' account with Laurus, be fully earned as of the date hereof and shall not be subject to reduction, rebate or proration whatsoever, (iii) a copy of this Amendment executed by Companies and consented and agreed to by each guarantor listed below, (iv) fully executed originals of all documents instruments and agreements set forth on the transaction checklist attached hereto as Exhibit A and (v) all such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Laurus or its counsel, each of which shall be in form and substance satisfactory to Laurus and its counsel.

         In consideration of Laurus' agreement to amend the Agreement and to provide additional financial accommodations to Companies in accordance with the terms hereof, Thomas Equipment, to secure the payment of the Obligations, hereby grants to Laurus a continuing security interest in, to the extent Thomas Equipment has any interest, right and/or title therein or thereto, all of the assets of Thomas Equipment Asia Co. Ltd., whether now owned or at any time hereafter acquired, and all proceeds and products thereof and all additions, accessions and substitutions thereto or therefor.

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

         Except as specifically amended herein, the Agreement and the Ancillary Agreements shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Laurus, nor constitute a waiver of any provision of the Agreement or any of the Ancillary Agreements. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.



                  [Remainder of Page Intentionally Left Blank]


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

         This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

                                         Very truly yours,

                                         LAURUS MASTER FUND, LTD.


                                         By: /s/ DAVID GRIN
                                             --------------
                                             Name: David Grin
                                             Title: Fund Manager

CONSENTED AND AGREED TO:

THOMAS EQUIPMENT, INC.
(f/k/a Maxim Mortgage Corporation)


By: /s/ DAVID MARKS
    ---------------
    Name: David Marks
    Title: Chairman


THOMAS VENTURES, INC.


By: /s/ DAVID MARKS
    ---------------
    Name: David Marks
    Title: Chairman


THOMAS EQUIPMENT 2004 INC.


By: /s/ CLIFFORD RHEE
    -----------------
    Name: Clifford Rhee
    Title: President


                      [Additional Signature Page to Follow]



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

PNEUTECH INC.


By: /s/ CLIFFORD RHEE
    -----------------
    Name: Clifford Rhee
    Title: President


ROUSSEAU CONTROLS INC.


By: /s/ CLIFFORD RHEE
    -----------------
    Name: Clifford Rhee
    Title: President


HYDRAMEN FLUID POWER LIMITED


By: /s/ CLIFFORD RHEE
    -----------------
    Name: Clifford Rhee
    Title: President








        [Signature Page to Amendment to Security and Purchase Agreement]

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


                                    Exhibit A

                                Closing Checklist